FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   July 1, 1999

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH,
FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.

     The Company announced that it has entered into a definitive commitment to finance the pending merger of Penske Motorsports, Inc. ("PMI") with First Union Capital Markets Corp. ("First Union"). The transaction is structured as a $300 million fully-underwritten five-year revolving credit facility to be syndicated to a select group of lenders. First Union will act as the administrative agent for this credit facility, which is expected to close in the next 30 days.
     First Union's credit facility will replace both International Speedway's existing $100 million facility and refinance outstanding borrowings under PMI's revolver at closing.
     In addition to financing the pending merger, proceeds of the new credit facility will be used for working capital and general corporate purposes. Pricing on the credit facility will be between LIBOR + 0.50% and LIBOR + 1.00%, based on a leverage ratio of consolidated funded debt to consolidated EBITDA.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                  Filing Status

1.   (99.1)    Press Release announcing commitment     filed herewith
                for credit facility

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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   7/1/99                        /s/ James C. France
     _____________             __________________________________
                                      James C. France, President


Date:   7/1/99                       /s/ Susan G. Schandel
     _____________             __________________________________
                                      Susan G. Schandel,
                                     Chief Financial Officer